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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference, in the Registration Statements (Forms S-8 No. 333-45669 and No. 333-47573), of our report dated February 26, 1998 except for Note 17, as to which the date is November 12, 1998, with respect to the consolidated financial statements and schedules of Global TeleSystems Group, Inc. included in Amendment No. 1 to the Company's Annual Report on
Form 10-K/A for the year ended December 31, 1997.

                                        Ernst & Young LLP


Vienna, Virginia
December 4, 1998